UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 22, 2009

WELLSTAR INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-130295	20-1834908
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6911 Pilliod Road
Holland, Ohio 43528
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (419) 865-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2009 Wellstar International, Inc. ("Wellstar" or the "Company") issued a Convertible Promissory Note to JMJ Financial (“JMJ”) in aggregate principal amounts of $575,000 (the “Initial JMJ Note”).  In consideration for Wellstar’s issuing of the Initial JMJ Note, JMJ issued Wellstar a Secured and Collateralized Promissory Note in the principle amount of $500,000 (the “Initial Wellstar Note”).

In addition, on August 19, 2009 Wellstar issued a Convertible Promissory Note to JMJ in aggregate principal amounts of $1,150,000 (the “Second JMJ Note” and together with the Initial JMJ Note, the “JMJ Notes”).  In consideration for Wellstar’s issuing of the Second JMJ Note, JMJ issued Wellstar  a Secured and Collateralized Promissory Note in the principle amouns of $1,000,000 (the “Second Wellstar Note” and together with the Initial Wellstar Note, the “Wellstar Notes”).

The JMJ Notes bear interest at 12%, mature three years from the date of issuance, and are convertible into our common stock, at JMJ’s option, at a conversion price, equal to 30% of the lowest trade for our common stock during the 20 trading days prior to the conversion.  Prior to the conversion of the JMJ Notes, JMJ must make a payment to Wellstar reducing the amount owed to Wellstar under the Wellstar Notes.  As of October 7, 2009, the lowest trade for our common stock during the 20 trading days as reported on the Over-The-Counter Bulletin Board was $.0001 and, therefore, the conversion price for the JMJ Notes was $.00007. Based on this conversion price, the JMJ Notes in the aggregate amount of $1,725,000, excluding interest, are convertible into 24.6 billion shares of our common stock.

JMJ has agreed to restrict their ability to convert the JMJ Notes and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Wellstar Notes bear interest at the rate of 13.8% per annum and mature three years from the date of issuance.    No interest or principal payments are required until the maturity date, but both principal and interest may be prepaid prior to Maturity Date.  The Wellstar Notes are secured by units of STIC AIM Liquidity Portfolio Select Investment Select Investment Fund (the “JMJ Collateral”).  On each of the Wellstar Notes, JMJ has agreed to pay down the principal of the Wellstar Notes commencing 210 days after the original issuance of the Wellstar Notes, However, JMJ may adjust the payment schedule within its sole discretion.  In the event that JMJ defaults on the Wellstar Notes, Wellstar may take possession of the JMJ Collateral.

The JMJ Notes were offered and sold to JMJ in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. JMJ is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

4.1	Form of Convertible Promissory Note issued by Wellstar International Inc. to JMJFinancial

4.2	Form of Secured and Collateralized Promissory Note issued by JMJ Financial to Wellstar International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSTAR INTERNATIONAL, INC.

Date: October 8, 2009	By:	/s/ John Antonio
Name: John Antonio
Title: CEO